REPORT OF INDEPENDENT
REGISTERED PUBLIC
ACCOUNTING FIRM

To the Trustees of Eaton Vance Special
Investment Trust and Shareholders of Eaton
Vance Risk-Managed Equity Option Fund
(formerly Eaton Vance Risk-Managed
Equity Option Income Fund):

In planning and performing our audit of the
financial statements of Eaton Vance Risk-
Managed Equity Option Fund (formerly
Eaton Vance Risk-Managed Equity Option
Income Fund) (the "Fund") (one of the
funds constituting Eaton Vance Special
Investment Trust) as of and for the year
ended November 30, 2011, in accordance
with the standards of the Public Company
Accounting Oversight Board (United
States), we considered the Fund's internal
control over financial reporting, including
controls over safeguarding securities, as a
basis for designing our auditing procedures
for the purpose of expressing our opinion on
the financial statements and to comply with
the requirements of Form N-SAR, but not
for the purpose of expressing an opinion on
the effectiveness of the Fund's internal
control over financial reporting.
Accordingly, we express no such opinion.
The management of the Fund is responsible
for establishing and maintaining effective
internal control over financial reporting.  In
fulfilling this responsibility, estimates and
judgments by management are required to
assess the expected benefits and related
costs of controls.  A fund's internal control
over financial reporting is a process designed
to provide reasonable assurance regarding
the reliability of financial reporting and the
preparation of financial statements for
external purposes in accordance with
generally accepted accounting principles.  A
fund's internal control over financial
reporting includes those policies and
procedures that (1) pertain to the
maintenance of records that, in reasonable
detail, accurately and fairly reflect the
transactions and dispositions of the assets of
the fund; (2) provide reasonable assurance
that transactions are recorded as necessary to
permit preparation of financial statements in
accordance with generally accepted
accounting principles, and that receipts and
expenditures of the fund are being made
only in accordance with authorizations of
management of the fund and trustees of the
trust; and (3) provide reasonable assurance
regarding prevention or timely detection of
unauthorized acquisition, use, or disposition
of a fund's assets that could have a material
effect on the financial statements.
Because of its inherent limitations, internal
control over financial reporting may not
prevent or detect misstatements.  Also,
projections of any evaluation of
effectiveness to future periods are subject to
the risk that controls may become
inadequate because of changes in conditions,
or that the degree of compliance with the
policies or procedures may deteriorate.
A deficiency in internal control over
financial reporting exists when the design or
operation of a control does not allow
management or employees, in the normal
course of performing their assigned
functions, to prevent or detect misstatements
on a timely basis.  A material weakness is a
deficiency, or a combination of deficiencies,
in internal control over financial reporting,
such that there is a reasonable possibility that
a material misstatement of a fund's annual or
interim financial statements will not be
prevented or detected on a timely basis.
Our consideration of the Fund's internal
control over financial reporting was for the
limited purpose described in the first
paragraph and would not necessarily
disclose all deficiencies in internal control
that might be material weaknesses under
standards established by the Public
Company Accounting Oversight Board
(United States).  However, we noted no
deficiencies in the Fund's internal control
over financial reporting and its operation,
including controls for safeguarding securities
that we consider to be a material weakness,
as defined above, as of November 30, 2011.
This report is intended solely for the
information and use of management and the
Trustees of Eaton Vance Special Investment
Trust and the Securities and Exchange
Commission and is not intended to be and
should not be used by anyone other than
these specified parties.
/s/ Deloitte & Touche LLP

Boston, Massachusetts
January 17, 2012